Exhibit 1.01
Greatbatch, Inc.
Conflict Minerals Report
For the Year Ended December 31, 2014

Section 1: Company overview – Unaudited

This is the Conflict Minerals Report of Greatbatch, Inc. (“Greatbatch,” “the Company,” “we,” or “our”) for the calendar year ended December 31, 2014 in accordance with Rule 13p-1 under the Securities and Exchange Act of 1934 (“Rule 13p-1”).

Rule 13p-1 requires all public companies that manufacture, or contract to manufacture, products to annually disclose whether columbite-tantalite (coltan), cassiterite, wolframite, including their derivatives, which is limited to tantalum, tin, tungsten, or gold (“3TG”) (“Necessary Conflict Minerals”) are necessary to the functionality or production of these products and whether the Necessary Conflict Minerals originated in the Democratic Republic of the Congo or an adjoining country (the “Covered Countries”). For the majority of products discussed below, the performance requirements imposed by the markets we serve often require the use of Necessary Conflict Minerals.

The Company established a conflict minerals policy to establish and document the formal Statement of Policy of the Company regarding the conflict minerals requirements set forth in Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Section 1502”) and Rule 13p-1. It is the policy of the Company that it will comply fully with all applicable provisions of Section 1502 and Rule 13p-1. This policy can be found at www.greatbatch.com under the “Investor Relations” drop down menu and clicking on “Governance.”

Greatbatch has concluded that during the 2014 calendar year it has manufactured and contracted to manufacture products containing 3TG and that the use of these minerals is necessary to the functionality or production of those products identified in Section 6 of this Conflict Minerals Report (the “Covered Products”).

As part of the reasonable country of origin inquiry (“RCOI”) procedures performed on the Necessary Conflict Minerals for the Covered Products, we established a cross-functional conflict minerals steering committee comprised of representatives from the Company’s Supply Chain and Operational Excellence Group, Corporate Compliance Office, and Finance Department, which was overseen by our Executive Vice President and Chief Financial Officer. The Supply Chain and Operational Excellence Group was responsible for performing a review of the Covered Products, conducting the country of origin inquiry, and performing the due diligence review. The Corporate Compliance Office and Finance Department were responsible for reporting and general oversight. The conflict minerals steering committee also provided updates to the Company’s Audit Committee with regards to the measures undertaken by management.

Greatbatch’s RCOI consisted of surveying suppliers that directly supply 3TG, or component parts containing 3TG, to Greatbatch (“Tier 1 Suppliers”). An assessment process was undertaken by the Company to identify the Tier 1 Suppliers that supplied 3TG, or component parts containing 3TG, to

Greatbatch between January 1, 2014 and December 31, 2014, which included a review of the bills of material for each of our Covered Products. Based upon this assessment, our supplier survey list was established. Tier 1 Suppliers of 3TG or component parts that contained or potentially contained 3TG were included in our supplier survey list.

As a first step to engaging with our supply chain, the Company sent a notification to relevant Tier 1 Suppliers during 2014 informing them about the conflict minerals rule and asking them to complete the conflict minerals survey based on the standard template designed by the Electronics Industry Citizenship Coalition/Global e-Sustainability Initiative (“EICC/GeSI”) known as the Conflict Minerals Reporting Template. Given the annual compliance requirements, and in an attempt to improve future supplier response rates, the Company is in the process of implementing terms for new or renewed contracts requiring suppliers to respond to inquiries regarding Necessary Conflict Minerals in a timely manner and expect this to be effective during the 2015 calendar year.

The Company surveyed 277 Tier 1 Suppliers identified during the applicability assessment that may supply the Company with 3TG or component parts containing 3TG. Based upon our internal applicability assessment, it was determined that our EMI filters, stimulation leads, and specialty catheter shaft component products do not contain any 3TG minerals. Every survey received was reviewed and based upon the response, and in accordance with Rule 13p-1, the Company undertook further due diligence efforts with regards to Covered Products to determine whether the 3TG in those Covered Products originated in the Covered Countries from sources that directly or indirectly finance or benefit armed groups in the Covered Countries. These due diligence efforts are described below.

Section 2: Due diligence framework – Unaudited

The Company designed its due diligence measures to be in conformity with the internationally recognized due diligence framework as set forth in the Organization for Economic Cooperation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD, 2013) and related supplements for 3TG (“OECD Framework”).

Section 3: Due diligence measures undertaken - Unaudited

The Company’s due diligence efforts for the calendar year ended December 31, 2014 included the following:

•
The Company surveyed 277 of its Tier 1 Suppliers and received 222 completed responses, representing an 80% response rate. This compares favorably to our 52% response rate in 2013. We evaluated the survey responses for consistency of data provided; including whether those responses were complete and to identify any contradictions or inconsistencies found in those responses.

•
For those suppliers who provided smelter or refiner information for applicable 3TG minerals, the Company began analyzing those smelters to determine if they were in fact smelters, if that smelter was part of the Company’s supply chain and began comparing those smelters to the list of facilities which have received a “conflict free” designation from the Conflict Free Smelter Program (“CFSP”) developed by the EICC/GeSI or other independent third party audit programs. Based upon the information provided by Greatbatch’s suppliers and its own due diligence efforts, the Company was not able to conclusively determine the countries of origin of the Necessary Conflict Minerals included in the Covered Products listed in Section 6 as not all supplier surveys were returned, the responses received were incomplete or not conclusive, and/or the smelter or refiner information provided by the suppliers reflected all smelters or refiners that the supplier has conducted business with at some point during the year. As a result, the Company was unable to specifically identify those smelters or refiners that were related to Greatbatch’s supply chain for the 2014 calendar year.

•
The smelter and refiner information provided at Annex I includes only those smelters and refiners provided by our suppliers that the Company was able to verify to the CFSP or the U.S. Department of Commerce Reporting Requirements under Section 1502(d)(3)(C) of the Dodd-Frank Act World-Wide Conflict Mineral Processing Facilities lists. The information listed does not include all the smelters or refiners provided by our suppliers as the list was modified to remove unknown or duplicate smelters and refiners.

•
A conflict minerals reporting database was developed and updated to summarize the results of the risk assessment process and keep management informed of the status of the conflict minerals compliance process.

•
The Company’s supply chain for our Covered Products is complex, and there are many third parties in the supply chain between our direct supplier and the original sources of the Necessary Conflict Minerals. In this regard, we do not purchase Necessary Conflict Minerals directly from mines, smelters or refiners. We must therefore rely on our suppliers to provide information regarding the origin of the Necessary Conflict Minerals that are included in our Covered Products. Additionally, we believe that the smelters and refiners of the Necessary Conflict Minerals are best suited to identify the sources of the Necessary Conflict Minerals. As a result, our due diligence efforts relied on the CFSP and our direct suppliers.

Section 4: Independent private sector audit

Pursuant to Rule 13p-1, for the 2014 calendar year, Greatbatch is not required and did not voluntarily obtain an independent private sector audit of the Conflict Minerals Report.

Section 5: Continuous improvement efforts to mitigate risk – Unaudited

Greatbatch intends to take the following steps to improve the number and quality of supplier responses in the next compliance period and to mitigate risk that the Necessary Conflict Minerals used in our products may directly or indirectly finance or benefit armed groups in the Covered Countries:

•	Work with suppliers who did not respond to the Company’s 2014 survey to help them understand the importance of this initiative to Greatbatch and to encourage their participation in 2015.

•	Enhance our smelter and refiner review process as well as work with suppliers to re-validate, improve, and refine their reported information.

•
Implement new terms and conditions requiring suppliers to respond to inquiries regarding Necessary Conflict Minerals in a timely manner within our contract language for new or renewed contracts entered into during 2015.

•
Continue to encourage suppliers of 3TG or whose products contain 3TG to establish policies, due diligence frameworks, and management systems consistent with the OECD Framework. To do this, Greatbatch will investigate changes to existing suppliers’ agreements and review all new suppliers’ Conflict Minerals Policy statements.

•	Build on our supplier survey procedures, to ensure that surveys are requested from manufacturers as opposed to distributors to improve on the quality of information obtained.

•	Evaluate external information technology providers to assist us with our due diligence process and identifying the source of 3TG utilized in our Covered Products.

Section 6: List of Covered Products – Unaudited

Below is a listing of products that were determined by the Company to include 3TG that are necessary to the functionality or production of our products and were subject to our due diligence procedures. Based on the Company’s due diligence efforts to date, the Company does not have sufficient information to determine the mines and the country of origin of the conflict minerals in its Covered Products or the facilities used to process the conflict minerals, including whether the conflict minerals were from recycled or scrap sources. A description of the Company’s efforts to determine the mine(s) or location of origin are included in the due diligence measures described above. The smelters and refiners included in our suppliers’ responses that we were able to reasonably identify as an operational smelter and refiner are included in Annex I below. This list has been modified to remove unknown or duplicate smelters and refiners.

Product	Description	3TG Included
Batteries	Lithium iodine Lithium silver vanadium oxide Lithium carbon monoflouride Lithium ion rechargeable Lithium SVO/CFx	Tin, Gold
Capacitors	Storage for energy generated by a battery before delivery to the heart. Used in ICDs and CRT-Ds.	Tantalum
Feedthroughs	Allow electrical signals to be brought from inside hermetically sealed implantable medical devices to an electrode	Tin, Gold, Tungsten
Coated electrodes	Deliver electric signal from the feedthrough to a body part undergoing stimulation	Tin, Gold
Precision components	Machined Molded and over molded products	Tin, Gold
Enclosures	Titanium Stainless steel	Tantalum, Tin, Tungsten, Gold
Value-added assemblies	Combination of multiple components in a single package/unit	Tantalum, Tin, Tungsten, Gold
Cases and trays	Delivery systems for cleaning and sterilizing orthopaedic instruments and implants	Tantalum, Tin
Implants	Orthopaedic implants for large joint, spine, extremity and trauma procedures	Tantalum, Tin, Tungsten, Gold
Instruments	Reusable and single use orthopaedic instruments for large joint, spine, extremity and trauma procedures	Tantalum, Tin, Tungsten
Primary cells	Low-rate Moderate-rate High rate (spiral) Wide Range	Tantalum, Tin, Tungsten, Gold
Primary and secondary battery packs	Highly-customized pack solutions	Tantalum, Tin, Tungsten, Gold
QiG thin-filmed electrodes	High-resolution, microscale neural recording and/or stimulation arrays manufactured using techniques from semiconductor and MEMS industries	Gold
Algovita Spinal Cord Stimulation system	Spinal cord stimulation system to treat chronic intractable pain of the trunk and/or limbs	Tantalum, Tin, Tungsten, Gold

ANNEX I

Subject Mineral	Smelter or Refiner Name	Country location of Smelter or Refiner
Gold	Perth Mint	AUSTRALIA
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	EM Vinto	BOLIVIA
Gold	AngloGold Ashanti Córrego do Sítio Minerção	BRAZIL
Gold	Umicore Brasil Ltda	BRAZIL
Gold	CCR Refinery – Glencore Canada Corporation	CANADA
Gold	Johnson Matthey Ltd	CANADA
Gold	Royal Canadian Mint	CANADA
Gold	Codelco	CHILE
Gold	China National Gold Group Corporation	CHINA
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Gansu Seemine Material Hi-Tech Co Ltd	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Jiangxi Copper Company Limited	CHINA
Gold	Lingbao Gold Company Limited	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHINA
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	CHINA
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Penglai Penggang Gold Industry Co Ltd	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA
Gold	Suzhou Xingrui Noble	CHINA
Gold	The Great Wall Gold and Silver Refinery of China	CHINA
Gold	The Refinery of Shandong Gold Mining Co. Ltd	CHINA
Gold	TongLing Nonferrous Metals Group Holdings Co;Ltd	CHINA
Gold	Yantai Guodasafina High-Tech Environmental Refinery Co. Ltd.	CHINA

Gold	Yunnan Copper Industry Co Ltd	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co. Ltd	CHINA
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Aurubis AG	GERMANY
Gold	Bauer Walser AG	GERMANY
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Doduco	GERMANY
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Heraeus Ltd. Hong Kong	HONG KONG
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	Chimet S.p.A.	ITALY
Gold	Aida Chemical Industries Co. Ltd.	JAPAN
Gold	Asahi Pretec Corporation	JAPAN
Gold	Asaka Riken Co Ltd	JAPAN
Gold	Chugai Mining	JAPAN
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Japan Mint	JAPAN
Gold	JX Nippon Mining & Metals Co., Ltd	JAPAN
Gold	Kojima Chemicals Co. Ltd	JAPAN
Gold	Kosaka Seiren	JAPAN
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Nihon Material Co. LTD	JAPAN

Gold	Ohura Precious Metal Industry Co., Ltd	JAPAN
Gold	Pan Pacific Copper Co. LTD	JAPAN
Gold	Sumitomo Metal Mining Co. Ltd.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Tokuriki Honten Co. Ltd	JAPAN
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	Yokohama Metal Co Ltd	JAPAN
Gold	Kazzinc Ltd	KAZAKHSTAN
Gold	Daejin Indus	KOREA, REPUBLIC OF
Gold	DaeryongENC	KOREA, REPUBLIC OF
Gold	Do Sung Corporation	KOREA, REPUBLIC OF
Gold	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF
Gold	Korea Metal Co. Ltd	KOREA, REPUBLIC OF
Gold	LG-Nikko	KOREA, REPUBLIC OF
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	Caridad	MEXICO
Gold	Met-Mex Peñoles, S.A.	MEXICO
Gold	Schone Edelmetaal	NETHERLANDS
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralectromed	RUSSIAN FEDERATION
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk	RUSSIAN FEDERATION

Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	L’ azurde Company For Jewelry	SAUDI ARABIA
Gold	Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA
Gold	SEMPSA Joyería Platería SA	SPAIN
Gold	Boliden AB	SWEDEN
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Cendres & Métaux SA	SWITZERLAND
Gold	Metalor Technologies SA	SWITZERLAND
Gold	PAMP SA	SWITZERLAND
Gold	PX Précinox SA	SWITZERLAND
Gold	Valcambi SA	SWITZERLAND
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Istanbul Gold Refinery	TURKEY
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Colt Refining	UNITED STATES
Gold	Heraeus Precious Metals	UNITED STATES
Gold	Johnson Matthey Inc	UNITED STATES
Gold	Kennecott Utah Copper	UNITED STATES
Gold	Materion	UNITED STATES
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Ohio Precious Metals, LLC	UNITED STATES
Gold	Sabin Metal Corp.	UNITED STATES
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN

Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Tantalum	Plansee	AUSTRIA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Mineração Taboca S.A	BRAZIL
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	Duoluoshan	CHINA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Rare Earth Metals Tungsten Group Corp.	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co. Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co.,Ltd	CHINA
Tantalum	King-Tan Tantalum Industry Ltd	CHINA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	RFH Tantalum Smeltry Co., Ltd	CHINA
Tantalum	Shanghai Jiangxi Metals Co. Ltd	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	CHINA
Tantalum	Zhuzhou Cement Carbide	CHINA
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tantalum	Metallurgical Products India Pvt. Ltd.	INDIA
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Ulba	KAZAKHSTAN

Tantalum	KEMET Blue Metals	MEXICO
Tantalum	Solikamsk Metal Works	RUSSIAN FEDERATION
Tantalum	Tantalite Resources	SOUTH AFRICA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	Cabot Corporation	UNITED STATES
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	Gannon & Scott	UNITED STATES
Tantalum	Global Advanced Metals	UNITED STATES
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	Hi-Temp	UNITED STATES
Tantalum	Kemet Blue Powder	UNITED STATES
Tantalum	QuantumClean	UNITED STATES
Tantalum	Telex	UNITED STATES
Tin	Jean Goldcchmidt International SA	BELGIUM
Tin	Metallo Chimique	BELGIUM
Tin	N.V. Umicore SA	BELGIUM
Tin	EM Vinto	BOLIVIA
Tin	OMSA	BOLIVIA
Tin	SGS BOLIVIA S.A.	BOLIVIA
Tin	Cooper Santa	BRAZIL
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Magnu’s Minerais Metais e Ligas LTDA	BRAZIL
Tin	Melt Metais e Ligas S/A	BRAZIL
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Soft Metais, Ltda.	BRAZIL
Tin	White Solder Metalurgia	BRAZIL
Tin	China Rare Metal Materials Company	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA

Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CHINA
Tin	Gejiu Zi-Li	CHINA
Tin	Gold Bell Group	CHINA
Tin	Guihuacheng - Guangxi Pinggui PGMA Co. Ltd.	CHINA
Tin	HongQiao Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co. Ltd	CHINA
Tin	Jiangxi Nanshan	CHINA
Tin	Laibin China Tin Smelting Co., Ltd.	CHINA
Tin	Linwu Xianggui Smelter Co	CHINA
Tin	Liuzhou China Tin	CHINA
Tin	Minmetals Ganzhou Tin Co. Ltd.	CHINA
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	YUNNAN CHENGFENG NON-FERROUS METALS CO.,LTD	CHINA
Tin	YunNan GeJiu Jin Ye Mineral Co.,Ltd	CHINA
Tin	Yunnan Tin Company, Ltd.	CHINA
Tin	ZhongShi	CHINA
Tin	KOVOHUTĚ PŘÍBRAM NÁSTUPNICKÁ, A.S.	CZECH REPUBLIC
Tin	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Tin	Heraeus Ltd Hong Kong	HONG KONG
Tin	CV DS Jaya Abadi	INDONESIA
Tin	CV Duta Putra Bangka	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV JusTindo	INDONESIA
Tin	CV Makmur Jaya	INDONESIA
Tin	CV Nurjanah	INDONESIA
Tin	CV Prima Timah Utama	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV United Smelting	INDONESIA

Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT HP Metals Indonesia	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Koba Tin	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	PT REFINED BANGKA TIN	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Seirama Tin investment	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Tambang Timah	INDONESIA
Tin	PT Timah (Persero), Tbk	INDONESIA

Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	PT Wahana Perkit Jaya	INDONESIA
Tin	PT Yinchendo Mining Industry	INDONESIA
Tin	Dowa Metals & Mining Co.Ltd	JAPAN
Tin	JAPAN NEW METALS CO., LTD.	JAPAN
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tin	Nippon Filler Metals Ltd	JAPAN
Tin	SENJU METAL INDUSTRY CO.,LTD.	JAPAN
Tin	Sumitomo Metal Mining Co., Ltd.	JAPAN
Tin	Hyundai-Steel	KOREA, REPUBLIC OF
Tin	Poongsan Corporation	KOREA, REPUBLIC OF
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Rahman Hydraulic Tin Berhad	MALAYSIA
Tin	Amalgament	PERU
Tin	Minsur	PERU
Tin	Fenix Metals	POLAND
Tin	CSC Pure Technologies	RUSSIAN FEDERATION
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION
Tin	Pure Technology	RUSSIAN FEDERATION
Tin	Chengfeng Metals Co Pte Ltd	SINGAPORE
Tin	Electroloy Metal Pte	SINGAPORE
Tin	Heraeus Materials Singapore Pte, Ltd.	SINGAPORE
Tin	Rui Da Hung	TAIWAN
Tin	Koki Products Co.,Ltd	THAILAND
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	Thaisarco	THAILAND
Tin	Alpha	UNITED STATES

Tin	Technic, Inc.	UNITED STATES
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	North American Tungsten Corporation Ltd.	CANADA
Tungsten	A.L.M.T. Corp.	CHINA
Tungsten	Chaozhou Xianglu Tungsten Industry Co Ltd	CHINA
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	China Minmetals Nonferrous Metals Co Ltd	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Grand Sea W & Mo Group Co Ltd	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Hunan Chenzhou Mining Group Co	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Company	CHINA
Tungsten	Hunan Chun-chang Non-ferrous Smelting & Concentrating Co., Ltd.	CHINA
Tungsten	Jiangsu Hetian Technological Material Co.,Ltd	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	CHINA
Tungsten	Jiangxi Richsea New Materials Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Minmetals Ganzhou Tin Co. Ltd.	CHINA
Tungsten	Nanchang Cemented Carbide Limited Liability Company	CHINA

Tungsten	Sichuan Metals & Materials Imp & Exp Co	CHINA
Tungsten	Xiamen Honglu Tungsten Molybdenum Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co Ltd	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	CHINA
Tungsten	H.C. Starck GmbH	GERMANY
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	Izawa Metal	Japan
Tungsten	Japan New Metals Co Ltd	JAPAN
Tungsten	JX Nippon Mining & Metals	JAPAN
Tungsten	Mitsubishi Materials Corporation	JAPAN
Tungsten	Saganoseki Smelter & Refinery	JAPAN
Tungsten	Sumitomo Metal Mining Co., Ltd.	JAPAN
Tungsten	Tamano Smelter, Hibi Kyodo Smelting Co., Ltd	JAPAN
Tungsten	TaeguTec LTD.	KOREA, REPUBLIC OF
Tungsten	Pobedit JSC	RUSSIAN FEDERATION
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION
Tungsten	Air Products	UNITED STATES
Tungsten	ATI Tungsten Materials	UNITED STATES
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	HC Starck	UNITED STATES
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Materion Advanced Materials Thin Film Products	UNITED STATES
Tungsten	Voss Metals Company, Inc.	UNITED STATES
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	VIETNAM
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM